Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-174089) of Affinity Gaming of our report dated April 1, 2013 relating to the financial statements, which appears in this Form 10‑K.

/s/ PRICEWATERHOUSECOOPERS LLP

Las Vegas, NV
April 1, 2013